                                                                   EXHIBIT 10.10

                                October 3, 1997


Assisted Living Concepts, Inc.
9955 S. E. Washington, Suite 201
Portland, OR   97216

Attention:  Ms. Keren Brown Wilson, Chief Executive Officer

     RE:  AGREEMENT TO PURCHASE AND LEASE ASSISTED LIVING RESIDENCES

Dear Ms. Wilson:

     LTC Properties, Inc. ("LTC") is pleased to advise you that LTC agrees, either itself or through its subsidiary or affiliate, and subject to the parameters outlined in this letter, to enter into sale/leaseback transactions with Assisted Living Concepts, Inc. ("ALC") with respect to certain properties the precise identity of which shall be determined as set forth herein (each individually a "Property" and collectively, the "Properties"), and each of which Properties shall be improved with an assisted living facility (each a "Facility" and collectively, the "Facilities"). The total cumulative purchase price to be paid by LTC to ALC for the Properties and the Facilities shall be not less than Fifty Million Dollars ($50,000,000.00) (the "Total Purchase Price").

     As we have previously discussed, ALC will sell and assign all of its right, title and interest in and to all real and personal property and fixtures comprising the Properties to LTC, and LTC or its designee will purchase the Properties from ALC and will lease the Properties back to ALC, all upon the following terms and conditions:

     1.   PURCHASE PRICE.  LTC shall pay ALC the Total Purchase Price in
          --------------
connection with the purchase of all of the Properties. Once LTC has purchased such a number of the Properties that LTC has spent an amount equal to the Total Purchase Price (or an amount such that LTC cannot purchase another one of the Properties without exceeding the Total Purchase Price), then LTC thereafter shall not be obligated to purchase any more of the Properties. With respect to the purchase of each individual Property, LTC shall pay ALC a purchase price equal to ALC's total hard and soft construction costs (that is, soft costs related directly to acquisition of the Properties and construction of the Facilities thereon, but not soft costs in connection with any other properties or facilities developed, constructed, owned and/or operated by ALC) in connection with construction of the Facility on the Property, but in no event exceeding Seventy Thousand Dollars ($70,000.00) (except for any Property located in the State of New Jersey, in which case the figure shall be Seventy-Five Thousand Dollars ($75,000.00)) per assisted living unit in the

Ms. Keren Brown Wilson
Assisted Living Concepts, Inc.
October 3, 1997
Page 2


Facility constructed on the Property (the "Specific Property Purchase Price"). The Specific Property Purchase Price shall be paid in all cash at Closing with respect to each Property.

     In addition to the Specific Property Purchase Price with respect to a Property, at ALC's option, LTC shall be obligated to pay to ALC, or its designee, for each Facility on a Property, up to One Hundred Fifty Thousand Dollars ($150,000.00) of losses incurred by ALC in the stabilization period of the Facility incurred either (i) by ALC, or (ii) by a third party pursuant to a participation or other agreement with ALC (the "Stabilization Period Losses"). LTC shall be obligated to pay to ALC, or its designee, the Stabilization Period Losses at Closing with respect to each Property if the amount of the Stabilization Period Losses is ascertainable at such time. To the extent that the amount of the Stabilization Period Losses is not ascertainable at the time of LTC's purchase of any Property, LTC shall remain obligated to pay to ALC, or its designee, the Stabilization Period Losses at such time as the amount of the Stabilization Period Losses becomes ascertainable; provided, further, that as a pre-condition to LTC's obligation to disburse any such amount to ALC, or its designee, LTC shall cause to be prepared at ALC's expense, and ALC shall execute, an amendment to its lease (a) increasing the initial annual minimum rental amount thereunder by a percentage of the amount of the Stabilization Period Losses, which percentage shall equal the then existing lease rate determined in accordance with the provisions of Paragraph 6 hereof, and (b) to the extent payment of the Stabilization Period Losses is made to ALC's designee, acknowledging the benefit ALC has received in consideration of such rental increase.

     2.   EFFECTIVE DATE.  Notwithstanding the present execution and delivery of
          --------------
this commitment letter and the intention of the parties that this commitment letter shall be immediately binding upon the parties hereto, no transactions under the terms of this commitment letter shall be commenced until on or after January 1, 1998.

     3.   DETERMINATION OF PROPERTIES; PROPERTY APPLICATION MATERIALS.  The
          -----------------------------------------------------------
determination of which assisted living properties shall become Properties subject to this commitment letter shall be made by LTC in its sole discretion based upon materials supplied by ALC. LTC shall commence its evaluation of each Property submitted by ALC for approval at such time as LTC has received all of the following (collectively, the "Property Application Materials") from ALC:
(i) a copy of the market and feasibility study for the applicable Property prepared by a consultant entirely acceptable to LTC; (ii) ALC's proposed Specific Property Purchase Price and Stabilization Period Losses (to the extent then ascertainable) for the applicable property, including a detailed breakdown of the hard and soft construction costs comprising the Specific Property Purchase Price and of the Stabilization Period Losses (to the extent then ascertainable); (iii) a copy of the geotechnical report with respect to the Property; (iv) a copy of a Phase I environmental site inspection report with respect to the Property dated no more than four (4) months prior to the date of submission to LTC and prepared by an

Ms. Keren Brown Wilson
Assisted Living Concepts, Inc.
October 3, 1997
Page 3


environmental consultant entirely acceptable to LTC; (v) a budget for operation of the assisted living facility on the Property for the first twenty-four (24) full months of operation; (vi) a copy of ALC's final, unconditional certificate of occupancy (or other similar license or permit) with respect to the assisted living facility located on the Property; and (vii) a copy of ALC's unconditional license to operate the assisted living facility located on the Property. Once all Property Application Materials have been received by LTC, LTC shall determine within five (5) business days whether LTC will accept the applicable property as one of the Properties subject to this commitment letter.

     4.   CONTINGENCIES.
          -------------

          (a) LTC's obligation to purchase the Properties and to consummate the transactions contemplated in this commitment letter shall be expressly contingent upon each of the following:

                (i) LTC shall have approved the marketing study and feasibility report prepared by Concepts In Community Living, Inc. ("CCL"), or another consultant entirely acceptable to LTC, on or on behalf of ALC with respect to each of the Properties;

               (ii) the state of title to each of the Properties must be
                    acceptable to LTC in LTC's reasonable discretion, and LTC shall have received an ALTA Owner's Policy of Title Insurance - Extended Coverage - for each Property issued by Chicago Title Insurance Company showing the fee interest in each Property vested in LTC subject only to those exceptions specifically agreed to in writing by LTC, and containing those endorsements reasonably required by LTC;

              (iii) LTC shall have received an ALTA/ACSM Land Title Survey of the applicable Property and the improvements located thereon prepared by a registered professional land surveyor reasonably satisfactory to LTC certified as of a date not earlier than 120 days prior to the closing date to LTC, Chicago Title and any other party reasonably designated by LTC with the signature and seal of the surveyor and the following language:

                    "This is to certify that this map or plat and the survey on which it is based were made (i) in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, " jointly established and adopted by ALTA and ACSM in 1992, and includes

Ms. Keren Brown Wilson
Assisted Living Concepts, Inc.
October 3, 1997
Page 4


                    Item Nos. 1-3, 6 (setback only), and 8-11 in Table A thereof; and (ii) pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of this certification) of an Urban Survey."

                    The Survey shall show all easements, encroachments, building restriction lines, set backs and other similar matters affecting and/or apparent on the Property and the relation of the Property to public thoroughfares for access purposes. The survey shall also certify that the Property is or is not in a flood hazard area for purposes of the national Flood Insurance Program, and if so, shall specify the flood zone designation assigned to the Property; provided, however, that if ALC's surveyor for any reason cannot or will not provide such flood zone information, ALC shall be entitled to, and shall, provide such information to LTC from another source acceptable to LTC in the reasonable exercise of LTC's discretion.

                    The survey shall be dated on or after substantial completion of the construction of the Facility on each Property. In addition, the record legal description of each Property must appear on the survey of that Property, and any record easements or servitudes and covenants affecting each Property which are capable of being plotted must be plotted thereon;

               (iv) LTC shall have received a Phase I environmental assessment of each of the Properties in form and content, and performed by an environmental consultant, entirely acceptable to LTC in LTC's reasonable discretion;

                (v) LTC shall have received UCC lien, tax lien and judgment lien searches dated after the date of substantial completion of the assisted living facility on each Property evidencing that no liens exist as to the personal property located on each Property other than those liens previously approved in writing by LTC;

               (vi) LTC shall be satisfied with the physical condition of the assisted living facilities located on the Properties based on a physical inspection of each Property by LTC;

Ms. Keren Brown Wilson
Assisted Living Concepts, Inc.
October 3, 1997
Page 5


               (vi) LTC shall have received evidence acceptable to LTC that each of the Properties is properly zoned for use as an assisted living facility;

             (viii) LTC shall have received a corporate resolution of ALC's board of directors authorizing ALC to enter into, deliver and perform all of the documents and instruments necessary to effect the sale/leaseback transactions contemplated in this commitment letter;

               (ix) LTC shall have received a copy of the certificate of
                    occupancy with respect to each Property and a copy of ALC's license to operate the assisted living facility located on each Property as a fully-licensed assisted living facility in the state in which the facility is located, and having not less than the numbers of units specified for each Property in the Property Application Materials (defined above) submitted to LTC in connection with the Property;

                (x) ALC shall have obtained all approvals and consents required to enable ALC to consummate the sale/leaseback transaction with respect to each Property without breaching or defaulting under any contracts, agreements or other documents or instruments by which ALC is bound; and

               (xi) LTC, at its option, shall have conducted with respect to each Property, and be satisfied with the results of, such other standard due diligence as is customarily performed by LTC in connection with the acquisition of a fee interest in a property improved with an assisted living facility.

          5.   TERM; CROSS-DEFAULTING.   Each lease shall have an initial
               -----------------------
term of twelve (12) years. ALC and LTC contemplate that LTC will acquire the Properties, and lease them back to ALC, its subsidiary or affiliate, at such time as the construction of the assisted living facility on each Property is completed, the certificate of occupancy and operator's license with respect thereto issued and all other pre-conditions to Closing have been met with respect to each Property. As a result, the parties anticipate that the Properties will not all be acquired by LTC at one time, and ALC's obligation to pay Minimum Rent and other charges under each lease will commence concurrently with LTC's acquisition of the Property to which the lease relates. The lease with respect to each Property shall group the Property with three or four other properties owned (or to be owned) by LTC and leased (or to be leased) to ALC, its subsidiary or affiliate, each such group of four (4) or more Properties hereinafter being referred to as a "Package," and all of the Properties to be included in a Package shall be identified to, and approved by, LTC (on

Ms. Keren Brown Wilson
Assisted Living Concepts, Inc.
October 3, 1997
Page 6


the basis of the Property Application Materials) by not later than the date of the closing of the first Property in the Package to be acquired by LTC; provided, however, that if ALC has not identified the Properties in each Package to LTC by such time or if such Properties have not yet been approved by LTC pursuant to Paragraph 3, hereof, LTC shall have the right, but not the obligation, then or at any time thereafter, to determine which Properties shall be included within the Package selecting only from Properties approved by LTC in accordance with Paragraph 3, hereof.

          ALC shall have two consecutive five-year options to extend the term of all of the leases within each Package; that is, ALC shall only have the option
---
to extend the term of any of the leases in a Package so long as ALC exercises its option to extend the term of all of the leases in a Package. In addition, the leases for all of the Properties in each Package shall be co-terminus with all of the other leases in that Package, but will not be co-terminus with the leases in the other Packages. Notwithstanding the foregoing, the leases for each of the Properties shall be cross-defaulted with (i) each lease for each of the other Properties (irrespective of which Package the Properties are in), and
(ii) every other lease between LTC and ALC (including without limitation any leases between LTC, on the one hand, and Home and Community Care, Inc. and/or Carriage House Assisted Living, Inc., on the other hand, if an when either of said entities (or the assets thereof) is acquired by ALC) with respect to any assisted living facility, except for those five (5) leases relating to those certain five (5) assisted living properties in the State of Washington commonly known as: Chenoweth House, Kennewick, WA; Pioneer House, Walla Walla, WA; Orchard House, Grandview, WA; Lexington House, Vancouver, WA: and Mountain View House, Camas, WA. In addition to the foregoing, if a default is declared and not cured within thirty (30) days on any of ALC's major (that is, $5,000,000 or more) loans or lines of credit, or if such loan or line of credit is accelerated or the lender thereunder takes any action to enforce the same, then LTC shall have the right, but not the obligation, also to declare a default under each of the leases entered into hereunder.

          6.  MINIMUM RENT.  The initial annual Minimum Rent for the first
              ------------
year of each lease shall be an amount equal to the sum of the Specific Property Purchase Price and the Stabilization Period Losses (to the extent then ascertainable) paid by LTC (or its designee) for each Property multiplied by the average rate on the ten-year Treasury Security for the five (5) business days prior to the third (3/rd/) business day prior to the closing plus three hundred
                                                             ----
fifty (350) basis points. ALC shall pay an amount equal to one-twelfth (1/12) of the annual Minimum Rent applicable to each Property on the first day of each and every month during the term of the leases without demand, abatement (except as specifically set forth in the leases with respect to a partial condemnation of a Property), set-off or notice. Commencing on the first anniversary of the rent commencement date for each lease (the "Anniversary Date"), and continuing thereafter on each subsequent Anniversary Date during the initial term and each option term of each lease, the

Ms. Keren Brown Wilson
Assisted Living Concepts, Inc.
October 3, 1997
Page 7


Minimum Rent applicable to each lease shall be increased in accordance with the terms and provisions attached hereto as Exhibit "A."

          7.  RENT DURING OPTION PERIODS.  The initial Minimum Rent for the
              --------------------------
first of the option terms for each lease shall be the higher of: (i) the previous year's Minimum Rent amount increased in accordance with the terms and provisions attached hereto as Exhibit "A"; or (ii) an amount equal to the initial Minimum Rent payable in the first twelve (12) months of the initial term of the lease adjusted by the cumulative increase in the Consumer Price Index, U.S. Cities Average, All Items (1982-84=100) published by the United States Department of Labor, Bureau of Labor Statistics in accordance with the manner presently calculated (the "CPI") from the commencement date of the applicable lease to the date on which the new Minimum Rent is being determined. The initial Minimum Rent for the second of the option terms for each lease shall be the higher of: (i) the previous year's Minimum Rent amount increased in accordance with the terms and provisions attached hereto as Exhibit "A"; (ii) an amount equal to the initial Minimum Rent payable in the first twelve (12) months of the first option term of the lease adjusted by the cumulative increase in the CPI from the commencement date of the applicable lease to the date on which the new Minimum Rent is being determined; or (iii) the fair market value rent as determined by an independent appraisal process.

          8.  TRIPLE NET LEASE.   ALC shall be responsible for all costs
              ----------------
associated with the operation of the Facilities located on the Properties, including, but not limited to, property and other taxes, utilities, insurance premiums and costs to maintain the Facilities in good condition and repair, reasonable wear and tear excepted (collectively "Additional Charges"). Taxes shall include any and all taxes of any kind associated with the real or personal property constituting the assisted living facilities, including, but not limited to, taxes attributable to any period prior to acquisition of the Properties by LTC (or its designee) with the exception of any transfer taxes owing in connection with any subsequent transfer of any of the Properties by LTC to a third party.

          9.  REPAIR AND MAINTENANCE.   ALC shall be responsible for completing
              ----------------------
any and all work necessary to maintain each Facility located on the Properties as an assisted living residence in good condition and repair, reasonable wear and tear excepted. In addition, at ALC's sole cost and expense, ALC shall complete all applications, give all notices and obtain and maintain all licenses, permits and approvals necessary or desirable to allow ALC to operate the assisted living facilities located on the Properties in accordance with all legal and regulatory requirements.

          10. CLOSING.  Closing with respect to all Packages of the Properties
              -------
shall occur not later than December 31, 2000. The Closing with respect to each Property shall be deemed to have occurred upon recordation of the Warranty Deed conveying the Property to LTC, payment of the Specific Property Purchase Price and the Stabilization Period Losses (to the extent then

Ms. Keren Brown Wilson
Assisted Living Concepts, Inc.
October 3, 1997
Page 8


ascertainable) with respect thereto, and full execution and delivery of the lease between LTC and ALC with respect thereto.

     11.  INDEMNITY.  The lease with respect to each Property shall provide
          ---------
that ALC shall fully indemnify, defend, protect and hold LTC harmless from and against any and all costs, losses, expenses, judgments, claims, fees (including reasonable attorneys' fees and costs) or damages of any kind or nature whatsoever arising from or relating to the Facilities located on the Properties and the operation thereof, including, but not limited to, all matters relating to (i) the presence of hazardous substances located on the Properties, (ii) compliance with or failure to comply with the provisions of the federal Americans with Disabilities Act, (iii) compliance with or failure to comply with the provisions of the Fair Housing Amendments Act of 1988; (iv) compliance with or failure to comply with the provisions of Section 8 of the United States Housing Act of 1937, as amended, and any and all other matters whatsoever relating to the Properties, the Facilities located thereon and the operation thereof. ALC's indemnification obligations set forth in this Paragraph shall survive the expiration or termination for any reason of this commitment letter.

     12.  ASSIGNMENT AND SUBLETTING.    ALC shall not be entitled to sublet any
          -------------------------
portion of any of the Properties, or assign any one or more of the leases, without the prior written consent of LTC, which consent shall not be given by LTC unless in connection with the subletting and/or assignment, ALC will remain primarily liable for all obligations under the applicable lease or leases. Notwithstanding the foregoing provisions of this Paragraph 12, ALC shall be entitled, at any time without first obtaining the consent of LTC, to (i) assign any one or more of the leases to a wholly-owned subsidiary of ALC so long as ALC, concurrently with such assignment, delivers to LTC a first-loss full guaranty of such subsidiary's obligations under the assigned lease(s) in form and substance acceptable to LTC in LTC's reasonable discretion, and (ii) sublease up to the greater of (A) 2,000 square feet, or (B) ten percent (10%) of the total square footage of the applicable Facility in any one or more of the Facilities located on the Properties to, any person or entity providing any services related or ancillary to the operation of the Facilities, or in connection with the provision of home health services both within and outside the Facilities.

     13.  CLOSING COSTS.  Concurrently with the Closing of LTC's purchase of
          -------------
each of the Properties, ALC shall pay out of the proceeds of the Closing any and all Closing costs in connection with the Closing, including but not limited to all of LTC's attorneys' fees (which shall be Four Thousand Seven Hundred Fifty Dollars ($4,750.00) for each of the Properties) plus attorneys' expenses, recording fees, title fees, state and local transfer, mortgage or excise taxes in connection with the transfer of title, LTC's out-of-pocket costs in connection with the transaction and any and all other fees and costs in any way associated with LTC's purchase of the fee interest in each Property and the leases between LTC and ALC with respect to the Properties. Upon ALC's request, LTC shall instruct its attorneys to prepare closing binders for ALC and its

Ms. Keren Brown Wilson
Assisted Living Concepts, Inc.
October 3, 1997
Page 9


counsel with respect to each sale/leaseback transaction, and ALC shall be responsible for paying the actual cost of producing and shipping said closing binders.

     14.  PHYSICAL INSPECTION.  As a precondition to LTC's obligations under
          -------------------
this commitment letter to acquire the Properties, LTC shall have the right to conduct a physical inspection of each assisted living facility on each Property, and LTC must be satisfied with the physical condition of each of the Properties after completion of the construction of the assisted living facilities thereon, in LTC's reasonable discretion.

     15.  GOVERNING LAW.  This commitment letter shall be governed by and
          -------------
interpreted under the internal laws of the State of California without resort to choice of law principles.

     16.  COMMITMENT FEE.  Upon acceptance of this commitment, ALC shall pay to
          --------------
LTC a commitment fee relating to the transactions contemplated herein in an amount equal to two percent (2.0%) of the Total Purchase Price, that is, the sum of One Million Dollars ($1,000,000.00) (the "Commitment Fee"). The Commitment Fee shall be paid to LTC as follows: concurrently with the full execution of this commitment letter, ALC shall deliver to LTC a promissory note in the original principal amount of One Million Dollars ($1,000,000.00) made by, and with full recourse to, ALC and payable to LTC (the "Commitment Fee Note"). The Commitment Fee Note shall bear no interest (except in the event of a default thereunder beyond applicable cure periods) and shall have a maturity date ofJanuary 1, 2001. A portion of the Commitment Fee equal to two percent (2%) of the Specific Property Purchase Price for each Property approved by LTC shall be refundable to ALC on the date on which the applicable sale/leaseback transaction closes. Accordingly, on the date of each such closing, the amount owing by ALC under the Commitment Fee Note shall be reduced by an amount equal to two percent (2%) of the applicable Specific Property Purchase Price. So long as on or beforeDecember 31, 2000 LTC and ALC have closed sale/leaseback transactions hereunder such that the combined Specific Property Purchase Prices of all such Properties is equal or greater than Fifty Million Dollars ($50,000,000.00), then the Commitment Fee will be fully refunded to ALC, and LTC shall return the original Commitment Fee Note to ALC marked "canceled."

     SINCE IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES WHICH WOULD BE SUFFERED BY LTC IN THE EVENT ALC DEFAULTS UNDER THE TERMS OF THIS COMMITMENT LETTER AND AS A RESULT OF SAID DEFAULT FAILS TO CLOSE THE OVERALL TRANSACTIONS CONTEMPLATED IN THIS COMMITMENT LETTER BY DECEMBER 31, 2000, AND SO LONG AS LTC IS NOT ALSO IN DEFAULT OF THIS COMMITMENT LETTER AS A RESULT OF WHICH DEFAULT LTC HAS FAILED TO CLOSE ALL OR ANY PORTION OF THE TRANSACTIONS CONTEMPLATED HEREIN, THEN IN SUCH EVENT, LTC SHALL BE ENTITLED TO ENFORCE THE

Ms. Keren Brown Wilson
Assisted Living Concepts, Inc.
October 3, 1997
Page 10

COMMITMENT FEE NOTE IN SUCH AMOUNTS AS HAVE NOT PREVIOUSLY BEEN REFUNDED, AND TO RETAIN THE AMOUNT COLLECTED AS LIQUIDATED DAMAGES FOR THE TIME, EFFORT AND EXPENSES INCURRED BY LTC IN CONNECTION WITH THE OVERALL TRANSACTIONS CONTEMPLATED HEREIN, AND ALC SHALL ALSO BE OBLIGATED TO PAY LTC'S LEGAL FEES AND EXPENSES, TO THE EXTENT NOT PREVIOUSLY PAID, IN CONNECTION WITH THE TRANSACTIONS OF UP TO FOUR THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($4,750.00) FOR EACH OVERALL TRANSACTION WITH RESPECT TO EACH PROPERTY ON WHICH LTC HAS COMMENCED ANY LEGAL WORK. ONCE LTC HAS RECEIVED PAYMENT IN FULL OF ALL AMOUNTS REQUIRED TO BE PAID PURSUANT TO THIS PARAGRAPH 16 AND UNDER THE COMMITMENT FEE NOTE, THEN THE PARTIES TO THIS COMMITMENT THEREAFTER SHALL HAVE NO FURTHER RIGHTS OR OBLIGATIONS TO ONE ANOTHER HEREUNDER OF ANY KIND OR NATURE WHATSOEVER.

     IN THE EVENT THAT LTC FAILS TO CLOSE THE TRANSACTIONS CONTEMPLATED IN THIS COMMITMENT LETTER UPON TERMS CONSISTENT WITH THOSE PROVIDED HEREIN, AS A SOLE RESULT OF LTC'S BREACH OF ITS OBLIGATIONS HEREUNDER, THE SOLE OBLIGATION OF LTC SHALL BE TO RETURN THE ORIGINAL COMMITMENT FEE NOTE TO ALC, AND THE PARTIES HERETO SHALL THEREAFTER HAVE NO FURTHER OBLIGATIONS OR LIABILITIES TO ONE ANOTHER OF ANY KIND OR NATURE WHATSOEVER.

   Initials:  LTC Properties, Inc. ______  Assisted Living Concepts, Inc. ______

     17.  ALC'S ACCEPTANCE.   ALC must indicate its acceptance of the terms and
          ----------------
conditions of this commitment by affixing its signature below. Unless LTC receives this accepted commitment in its Oxnard, California office on or prior to the fifth (5th) business day following the date of this letter, the terms hereof shall be null and void, and LTC shall not have any obligations or liabilities to ALC of any kind or nature whatsoever. This commitment shall become effective only upon acceptance by LTC evidenced by the affixation of LTC's signature hereto.

     18.  FACSIMILE EXECUTION BINDING.  The parties hereto specifically agree
          ---------------------------
that this commitment letter may be executed by facsimile, and that facsimile signatures hereon shall be binding on the parties hereto as though they were original signatures.

     19.  FINAL AND ENTIRE AGREEMENT.  This commitment letter and the exhibits
          --------------------------
attached hereto represent the final and entire agreement between the parties in connection with the transaction contemplated hereby and the subject matter hereof. This commitment letter and the

Ms. Keren Brown Wilson
Assisted Living Concepts, Inc.
October 3, 1997
Page 11


exhibits attached hereto supersede and replace all prior and contemporaneous agreements, understandings and communications between the parties, whether oral or written, with regard to the subject matter hereof. There are no oral or written agreements, representations or inducements of any kind existing between the parties relating to the transactions contemplated in this commitment letter which are not expressly set forth herein. This commitment letter may not be modified except by a written agreement signed by LTC's Chief Executive Officer and ALC.

     20.  BINDING EFFECT.  This commitment letter shall be binding upon and
          --------------
shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that ALC shall not have the right to assign this commitment letter to any other person or entity without the prior written consent of LTC, which consent may be given or withheld by LTC in its sole discretion; further provided, however, that notwithstanding the foregoing, in the event that ALC wishes to assign this commitment letter, together with the Commitment Fee Note, to a wholly-owned subsidiary of ALC having a tangible net worth in excess of $10,000,000 and a debt to equity ratio of no greater than
2.00 to 1.00, and so long as ALC concurrently guaranties payment of the Commitment Fee Note to LTC and agrees to guaranty all leases thereafter entered into hereunder, then ALC shall have the right to do so without having first obtained LTC's consent thereto.

     21.  WAIVER.  No waiver by any party at any time of any breach of any
          ------
provision of this commitment letter shall be deemed a waiver of a breach of any other provision herein or a consent to any subsequent breach of the same or another provision. If any action by any party shall require the consent or approval of the other party, such consent or approval of such action on any one occasion shall not be deemed a consent to or approval of such action on any subsequent occasion or a consent to or approval of any other action.

     22.  CAPTIONS AND HEADINGS.  The captions and paragraph numbers appearing
          ---------------------
in this commitment letter are for convenience and ease of reference only, and do not define, limit, construe or describe the scope or intent of this commitment letter.

     23.  COUNTERPART EXECUTION.  This commitment letter may be executed in
          ---------------------
counterparts, each of which shall be considered an original and all of which taken together shall constitute one and the same instrument.

     24.  ATTORNEYS' FEES.  If either party to this commitment letter brings an
          ---------------
action or proceeding to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action or proceeding, on trial or appeal, shall be entitled to its reasonable attorneys' fees to be paid by the losing party as fixed by the court of jurisdiction.

Ms. Keren Brown Wilson
Assisted Living Concepts, Inc.
October 3, 1997
Page 12


     25.  TIME OF ESSENCE.  Time is of the essence with respect to all matters
          ---------------
contained in this commitment letter.

     26.  DRAFTING OF AGREEMENT.  The parties to this commitment letter
          ---------------------
acknowledge that this commitment letter has been negotiated at arms length, that each party has been represented by independent counsel and that this commitment letter has been drafted by both parties and no one party shall be construed as the draftsperson.

     27.  SURVIVAL.  This commitment letter shall survive, and the covenants,
          --------
conditions and terms set forth herein shall continue, until the earlier of (i) December 31, 2000, at which time this commitment letter shall immediately and automatically expire, or (ii) the date on which LTC has purchased such a number of the Properties that LTC has spent an amount equal to or greater than the Total Purchase Price (or an amount such that LTC cannot purchase another one of the Properties without exceeding the Total Purchase Price).

     28.  CHANGE OF CONTROL.
          -----------------

     (a) In the event that there occurs a change in control with respect to the ownership of LTC, whether by merger, sale, transfer of substantially all of LTC's assets (other than in the ordinary course of LTC's business) or otherwise, including, without limitation, the acquisition by any one person or entity of thirty-five percent (35%) or more of the issued and outstanding common stock of LTC, then ALC shall have the option, but not the obligation, to terminate this commitment letter by providing LTC with thirty (30) days' prior written notice of its election to terminate this commitment letter, and upon any such termination, the Commitment Fee Note shall be returned to ALC marked "canceled" once ALC has paid any of LTC's incurred but unpaid reasonable legal fees and expenses in connection with any transactions hereunder.

     (b) In the event that there occurs a change in control with respect to the ownership of ALC, whether by merger, sale, transfer of substantially all of ALC's assets (other than in the ordinary course of ALC's business) or otherwise, including, without limitation, the acquisition by any one person or entity of thirty-five percent (35%) or more of the issued and outstanding common stock of ALC, then LTC shall have the option, but not the obligation, to terminate this commitment letter by providing ALC with thirty (30) days' prior written notice of its election to terminate this commitment letter stating with specificity the reason(s) for such termination, and upon any such termination, the Commitment Fee Note shall be returned to ALC marked "canceled" once ALC has paid any of LTC's incurred but unpaid reasonable legal fees and expenses in connection with any transactions hereunder.

Ms. Keren Brown Wilson
Assisted Living Concepts, Inc.
October 3, 1997
Page 13


     Please understand that, subject to the contingencies set forth above, this letter constitutes the commitment of ALC and LTC to enter into the sale/leaseback transactions described herein on the terms set forth above.

                              Very truly yours,

                              LTC PROPERTIES, INC.,
                              a Maryland corporation


                                     /s/Andre C. Dimitriadis
                              ---------------------------------------
                              ANDRE C. DIMITRIADIS,
                              Chairman and Chief Executive Officer


READ AND AGREED:

ASSISTED LIVING CONCEPTS, INC.,
a Nevada corporation



By:   /s/Stephen Gordon
     -------------------------------------

Its:    Chief Financial Officer
     -------------------------------------